EXHIBIT 99.1


                                MALT 2004-12 gp1
                        Whole Loan 10YR Fixed-Rate Alt-A

Deal Size                                              $22mm  approx.

WAM                                                      118  +/- 2 months

GWAC                                                    5.25% +/-10bps

Avge. Loan Balance (21% conf)                          $281k  approx.

Cashout                                                 34.0% approx.

Geo                                 CAL                 32.0% approx.
                                    NY                  22.0% approx.
                                    TX                   9.5% approx.

WA FICO                                                  728  approx.

LTV                                                     50.0% approx.

Investor                                                14.0% approx.

AAA Ratings                                      2 of 3 (S&P, Moodys. Fitch)

Estimated Subordination Level                           1.00% approx.

Pricing Speed                                            100% PPC

PPC Ramp                  4-16 Cpr in 12 months and 18CPR thereafter

Settlement Date                                            11/30/04

Depositor                             Mortgage Asset Securitization
                                      Transactions, Inc.
Master Servicer/Bond Administrator    Wells Fargo Bank Minnesota, NA


                            All numbers approximate.
                   All tranches subject to 10% size variance.
                                 5% Cleanup Call

                              [UBS LOGO] Investment
                                         Bank


The information herein has been provided solely by UBS Securities LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Securities LLC.